EXHIBIT 99.1

Earnings Release and
Supplemental Financial and Operating Information

For the Three Months Ended
March 31, 2014

Earnings Release and Supplemental Financial and Operating Information

Contact: Katie Reinsmidt, Senior Vice President - Investor Relations/Corporate Investments, 423.490.8301, katie_reinsmidt@cblproperties.com

CBL & ASSOCIATES PROPERTIES REPORTS
FIRST QUARTER 2014 RESULTS
CBL Affirms 2014 FFO and Same-Center NOI Guidance

•	Mall same-center NOI increased 1.6% in the first quarter of 2014 over the prior-year period.

•	FFO per diluted share, as adjusted, was $0.52 for the first quarter of 2014 compared with $0.53 for the prior-year period.

•	Average gross rent per square foot for stabilized mall leases signed in the first quarter of 2014 increased 9.5% over the prior gross rent per square foot.

•
Total portfolio occupancy increased 30 basis points to 92.5% and same-center stabilized mall portfolio occupancy increased 10 basis points to 92.2% in the first quarter of 2014 over the prior-year period.

CHATTANOOGA, Tenn. (April 28, 2014) – CBL & Associates Properties, Inc. (NYSE:CBL) announced results for the first quarter ended March 31, 2014. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure is located at the end of this news release
.

	Three Months Ended March 31,
	2014	2013
Funds from Operations ("FFO") per diluted share	$0.73	$0.53
FFO, as adjusted, per diluted share (1)	$0.52	$0.53
(1) FFO, as adjusted, for the quarter ended March 31, 2014 excludes a partial legal settlement of $0.8 million and the net gain on extinguishment of debt of $42.7 million primarily related to the foreclosure of the mortgage loan secured by Citadel Mall in January 2014.
CBL's President and Chief Executive Officer Stephen Lebovitz commented, “Results for 2014's first quarter were in-line with our expectations and encouraging given the impact from increased store closings and bankruptcies as well as the harsh winter season. Looking forward, we expect the stronger sales gains reported by retailers in April to continue and offset the sluggish sales results in the first quarter. We are on pace to deliver 2014 same-center NOI and FFO goals that we recently outlined in our special update call earlier this month. As we stated, our priorities include executing both our near-term operational initiatives for 2014 and our longer-term strategic objectives to position CBL for a higher sustainable growth rate.”

1

FFO allocable to common shareholders, as adjusted, for the first quarter of 2014 was $87.7 million, or $0.52 per diluted share, compared with $85.9 million, or $0.53 per diluted share, for the first quarter of 2013. FFO of the operating partnership for the first quarter of 2014 was $102.9 million compared with $101.6 million, for the first quarter of 2013. FFO per share declined from the prior-year period primarily as a result of dilution from the equity raised through the Company's At-The-Market ("ATM") program in the second quarter 2013 and the sale of assets in the third quarter 2013.
Net income attributable to common shareholders for the first quarter of 2014 was $44.1 million, or $0.26 per diluted share, compared with net income of $19.1 million, or $0.12 per diluted share for the first quarter of 2013.
Percentage change in same-center Net Operating Income ("NOI")(1):

Three Months Ended March 31,
2014
Portfolio same-center NOI	1.5%
Mall same-center NOI	1.6%

(1)
CBL's definition of NOI excludes the impact of lease termination fees and certain non-cash items of straight line rents and net amortization of acquired above and below market leases. NOI is for real estate properties and excludes income of the Company's subsidiary that provides maintenance, janitorial and security services.

MAJOR VARIANCES IMPACTING SAME-CENTER NOI RESULTS FOR THE QUARTER ENDED MARCH 31, 2014

•	Occupancy growth and contributions from new and renewal lease spreads resulted in $4.0 million of growth in minimum rent compared with the prior-year period.

•	Severe weather and a shortened sales calendar contributed to a decline in percentage rents of $0.9 million compared with the prior-year-period.

•
Operating expenses benefited from a favorable $1.1 million adjustment to insurance reserves offset by an increase in bad debt and utility expense of $1.5 million due to higher bankruptcy and store closure activity.

•	Severe weather during the first quarter resulted in an increase in snow removal expense of $1.4 million compared with the prior-year period.

PORTFOLIO OPERATIONAL RESULTS

Occupancy:

	As of March 31,
	2014	2013
Portfolio occupancy	92.5%	92.2%
Mall portfolio	92.3%	91.8%
Same-center stabilized malls	92.2%	92.1%
Stabilized malls	92.2%	91.7%
Non-stabilized malls (1)	96.9%	99.3%
Associated centers	94.8%	93.5%
Community centers	94.4%	96.0%
(1) Includes The Outlet Shoppes at Oklahoma City and The Outlet Shoppes at Atlanta as of March 31, 2014. Includes The Outlet Shoppes at Oklahoma City as of March 31, 2013.

2

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet:

% Change in Average Gross Rent Per Square Foot
Three Months Ended March 31, 2014
Stabilized Malls	9.5%
New leases	37.5%
Renewal leases	2.4%

Same-Store Sales Per Square Foot for Mall Tenants 10,000 Square Feet or Less:

	Twelve Months Ended March 31,
	2014	2013	% Change
Stabilized mall same-store sales per square foot	$351	$363	(3.2)%

TRANSACTIONS
Consistent with CBL's disposition strategy, the Company has entered into a binding contract for the sale of Lakeshore Mall in Sebring, FL for $14.0 million. The sale is expected to close in May 2014.

In March 2014, the Company exercised its right to acquire the 12.0% noncontrolling interest in Pearland Town Center from its joint venture partner for $17.9 million.

FINANCING ACTIVITY
In January, the foreclosure of the mortgage loan secured by Citadel Mall was completed. CBL recorded a gain on extinguishment of debt of $44.0 million related to the foreclosure.

During the first quarter 2014, CBL retired the $122 million loan secured by St. Clair Square in Fairview Heights, IL. CBL recorded a prepayment fee of $1.2 million related to the early payoff.

OUTLOOK AND GUIDANCE
The Company is affirming 2014 Adjusted FFO guidance in the range of $2.22 - $2.26 per share. CBL is assuming same-center NOI growth of 1.0-2.0% in 2014.
The guidance also assumes the following:

•	Flat interest expense

•	$2.0 million to $4.0 million of outparcel sales

•	0-25 basis point increase in total portfolio occupancy as well as stabilized mall occupancy throughout 2014

•	The sale of Lakeshore Mall in May 2014

•	No additional unannounced acquisition or disposition activity

•	No unannounced capital markets activity - equity or debt

	Low	High
Expected diluted earnings per common share	$0.56	$0.60
Adjust to fully converted shares from common shares	(0.09)	(0.10)
Expected earnings per diluted, fully converted common share	0.47	0.50
Depreciation and amortization	1.79	1.79
Noncontrolling interest in earnings of Operating Partnership	0.08	0.09
Impairment of real estate	0.09	0.09
Expected FFO per diluted, fully converted common share	$2.43	$2.47
Net gain on debt extinguishment and litigation settlement	(0.21)	(0.21)
Expected adjusted FFO per diluted, fully converted common share	$2.22	$2.26

3

INVESTOR CONFERENCE CALL AND WEBCAST
CBL & Associates Properties, Inc. will conduct a conference call at 11:00 a.m. ET on Tuesday, April 29, 2014, to discuss its first quarter results. The number to call for this interactive teleconference is (800) 736-4594 or (212) 231-2902. A replay of the conference call will be available through May 6, 2014, by dialing (800) 633-8284 or (402) 977-9140 and entering the confirmation number 21706208. A transcript of the Company's prepared remarks will be furnished on a Form 8-K following the conference call.
To receive the CBL & Associates Properties, Inc., first quarter earnings release and supplemental information please visit our website at cblproperties.com or contact Investor Relations at 423-490-8312.
The Company will also provide an online webcast and rebroadcast of its 2014 first quarter earnings release conference call. The live broadcast of the quarterly conference call will be available online at cblproperties.com on Tuesday, April 29, 2014 beginning at 11:00 a.m. ET. The online replay will follow shortly after the call and continue for one year.

ABOUT CBL & ASSOCIATES PROPERTIES, INC.
CBL is one of the largest and most active owners and developers of malls and shopping centers in the United States. CBL owns, holds interests in or manages 150 properties, including 91 regional malls/open-air centers. The properties are located in 30 states and total 86.9 million square feet including 6.3 million square feet of non-owned shopping centers managed for third parties. Headquartered in Chattanooga, TN, CBL has regional offices in Boston (Waltham), MA, Dallas (Irving), TX, and St. Louis, MO. Additional information can be found at cblproperties.com.

NON-GAAP FINANCIAL MEASURES
Funds From Operations
FFO is a widely used measure of the operating performance of real estate companies that supplements net income (loss) determined in accordance with GAAP. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) (computed in accordance with GAAP) excluding gains or losses on sales of depreciable operating properties and impairment losses of depreciable properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests. Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis. We define FFO allocable to common shareholders as defined above by NAREIT less dividends on preferred stock. The Company’s method of calculating FFO allocable to its common shareholders may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time. Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors’ understanding of its operating performance. The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company’s properties and interest rates, but also by its capital structure. The Company presents both FFO of its operating partnership and FFO allocable to its common shareholders, as it believes that both are useful performance measures. The Company believes FFO of its operating partnership is a useful performance measure since it conducts substantially all of its business through its operating partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the operating partnership. The Company believes FFO allocable to its common shareholders is a useful performance measure because it is the performance measure that is most directly comparable to net income (loss) attributable to its common shareholders.

4

In the reconciliation of net income attributable to the Company's common shareholders to FFO allocable to its common shareholders, located in this earnings release, the Company makes an adjustment to add back noncontrolling interest in income (loss) of its operating partnership in order to arrive at FFO of its operating partnership. The Company then applies a percentage to FFO of its operating partnership to arrive at FFO allocable to its common shareholders. The percentage is computed by taking the weighted average number of common shares outstanding for the period and dividing it by the sum of the weighted average number of common shares and the weighted average number of operating partnership units outstanding during the period.
FFO does not represent cash flows from operations as defined by accounting principles generally accepted in the United States, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income (loss) for purposes of evaluating the Company’s operating performance or to cash flow as a measure of liquidity.
As described above, during the first quarter of 2014, the Company recognized a $42.7 million net gain on the extinguishment of in connection with the foreclosure of the mortgage loan encumbering Citadel Mall and the early retirement of the mortgage loan encumbering St. Clair Square. Additionally, the Company received income of $0.8 million as a partial settlement of ongoing litigation. Considering the significance and nature of these items, the Company believes it is important to identify their impact on 2014 FFO measures for readers to have a complete understanding on the Company's results of operations. Therefore, the Company has also presented adjusted FFO measures for 2014 excluding these items.
Same-Center Net Operating Income
NOI is a supplemental measure of the operating performance of the Company's shopping centers and other properties. The Company defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).
Similar to FFO, the Company computes NOI based on its pro rata share of both consolidated and unconsolidated properties. The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's NOI may not be comparable to that of other companies.
Since NOI includes only those revenues and expenses related to the operations of its shopping center and other properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates and operating costs and the impact of those trends on the Company's results of operations. The Company’s calculation of same-center NOI also excludes lease termination income, straight-line rent adjustments, and amortization of above and below market lease intangibles in order to enhance the comparability of results from one period to another, as these items can be impacted by one-time events that may distort same-center NOI trends and may result in same-center NOI that is not indicative of the ongoing operations of the Company’s shopping center and other properties. A reconciliation of same-center NOI to net income is located at the end of this earnings release.
Pro Rata Share of Debt
The Company presents debt based on its pro rata ownership share (including the Company's pro rata share of unconsolidated affiliates and excluding noncontrolling interests' share of consolidated properties) because it believes this provides investors a clearer understanding of the Company's total debt obligations which affect the Company's liquidity. A reconciliation of the Company's pro rata share of debt to the amount of debt on the Company's consolidated balance sheet is located at the end of this earnings release.
Information included herein contains "forward-looking statements" within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K, and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included therein, for a discussion of such risks and uncertainties.

5

CBL & Associates Properties, Inc.
Supplemental Financial and Operating Information
For the Three Months Ended March 31, 2014
Consolidated Statement of Operations
(Unaudited; in thousands, except per share amounts)

	Three Months Ended March 31,
	2014	2013
REVENUES:
Minimum rents	$169,277	$165,418
Percentage rents	3,606	4,716
Other rents	5,282	5,144
Tenant reimbursements	72,218	72,282
Management, development and leasing fees	3,135	3,075
Other	7,725	7,847
Total revenues	261,243	258,482
OPERATING EXPENSES:
Property operating	40,011	39,133
Depreciation and amortization	69,083	69,056
Real estate taxes	21,347	22,416
Maintenance and repairs	16,165	14,190
General and administrative	14,773	13,424
Loss on impairment	17,150	—
Other	6,545	6,656
Total operating expenses	185,074	164,875
Income from operations	76,169	93,607
Interest and other income	1,528	727
Interest expense	(60,506)	(59,824)
Gain on extinguishment of debt	42,660	—
Gain on sales of real estate assets	1,154	543
Equity in earnings of unconsolidated affiliates	3,684	2,619
Income tax (provision) benefit	(397)	174
Income from continuing operations	64,292	37,846
Operating income (loss) of discontinued operations	(499)	1,258
Gain (loss) on discontinued operations	(17)	781
Net income	63,776	39,885
Net income attributable to noncontrolling interests in:
Operating Partnership	(7,651)	(3,491)
Other consolidated subsidiaries	(831)	(6,081)
Net income attributable to the Company	55,294	30,313
Preferred dividends	(11,223)	(11,223)
Net income attributable to common shareholders	$44,071	$19,090

Basic and diluted per share data attributable to common shareholders:
Income from continuing operations, net of preferred dividends	$0.26	$0.11
Discontinued operations	—	0.01
Net income attributable to common shareholders	$0.26	$0.12
Weighted-average common and potential dilutive common shares outstanding	170,196	161,540

Amounts attributable to common shareholders:
Income from continuing operations, net of preferred dividends	$44,511	$17,366
Discontinued operations	(440)	1,724
Net income attributable to common shareholders	$44,071	$19,090

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months Ended March 31, 2014

The Company's calculation of FFO allocable to Company shareholders is as follows:
(in thousands, except per share data)

	Three Months Ended March 31,
	2014	2013
Net income attributable to common shareholders	$44,071	$19,090
Noncontrolling interest in income of Operating Partnership	7,651	3,491
Depreciation and amortization expense of:
Consolidated properties	69,083	69,056
Unconsolidated affiliates	9,861	9,948
Discontinued operations	—	2,606
Non-real estate assets	(594)	(474)
Noncontrolling interests' share of depreciation and amortization	(1,533)	(1,607)
Loss on impairment	17,831	—
Gain on depreciable property	18	(2)
Gain on discontinued operations, net of taxes	—	(485)
Funds from operations of the Operating Partnership	146,388	101,623
Litigation settlement	(800)	—
Gain on extinguishment of debt	(42,660)	—
Funds from operations of the Operating Partnership, as adjusted	$102,928	$101,623

Funds from operations per diluted share	$0.73	$0.53

Funds from operations, as adjusted, per diluted share	$0.52	$0.53

Weighted average common and potential dilutive common shares outstanding with Operating Partnership units fully converted	199,741	191,085

Reconciliation of FFO of the operating partnership to FFO allocable to common shareholders:
Funds from operations of the Operating Partnership	$146,388	$101,623
Percentage allocable to common shareholders (1)	85.21%	84.54%
Funds from operations allocable to common shareholders	$124,737	$85,912

Funds from operations of the Operating Partnership, as adjusted	$102,928	$101,623
Percentage allocable to common shareholders (1)	85.21%	84.54%
Funds from operations allocable to common shareholders, as adjusted	$87,705	$85,912

(1) Represents the weighted average number of common shares outstanding for the period divided by the sum of the weighted average number of common shares and the weighted average number of Operating Partnership units outstanding during the period. See the reconciliation of shares and Operating Partnership units outstanding on page 11.

CBL & Associates Properties, Inc. Supplemental Financial And Operating Information For the Three Months Ended March 31, 2014

	Three Months Ended March 31,
	2014	2013
SUPPLEMENTAL FFO INFORMATION:
Lease termination fees	$932	$813
Lease termination fees per share	$—	$—

Straight-line rental income	$482	$1,090
Straight-line rental income per share	$—	$0.01

Gains on outparcel sales	$1,145	$543
Gains on outparcel sales per share	$0.01	$—

Net amortization of acquired above- and below-market leases	$217	$586
Net amortization of acquired above- and below-market leases per share	$—	$—

Net amortization of debt premiums and discounts	$541	$376
Net amortization of debt premiums and discounts per share	$—	$—

Income tax (provision) benefit	$(397)	$174
Income tax (provision) benefit per share	$—	$—

Loss on impairment from continuing operations	$(17,150)	$—
Loss on impairment from continuing operations per share	$(0.09)	$—

Loss on impairment from discontinued operations	$(681)	$—
Loss on impairment from discontinued operations per share	$—	$—

Gain on extinguishment of debt from continuing operations	$42,660	$—
Gain on extinguishment of debt from continuing operations per share	$0.21	$—

Litigation settlement	$800	$—
Litigation settlement per share	$—	$—

	As of March 31,
	2014	2013
Straight-line rent receivable	$62,971	$62,611

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months Ended March 31, 2014

Same-center Net Operating Income
(Dollars in thousands)

	Three Months Ended March 31,
	2014	2013
Net income attributable to the Company	$55,294	$30,313
Adjustments:
Depreciation and amortization	69,083	69,056
Depreciation and amortization from unconsolidated affiliates	9,861	9,948
Depreciation and amortization from discontinued operations	—	2,606
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(1,533)	(1,607)
Interest expense	60,506	59,824
Interest expense from unconsolidated affiliates	9,491	10,072
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,311)	(976)
Abandoned projects expense	1	2
Gain on sales of real estate assets	(1,154)	(543)
Gain on extinguishment of debt	(42,660)	—
Loss on impairment	17,150	—
Loss on impairment from discontinued operations	681	—
Income tax provision (benefit)	397	(174)
Lease termination fees	(932)	(813)
Straight-line rent and above- and below-market lease amortization	(698)	(1,675)
Net income attributable to noncontrolling interest in earnings of operating partnership	7,651	3,491
(Gain) loss on discontinued operations	17	(781)
General and administrative expenses	14,773	13,424
Management fees and non-property level revenues	(6,555)	(6,785)
Company's share of property NOI	190,062	185,382
Non-comparable NOI	(18,953)	(16,843)
Total same-center NOI (1)	171,109	168,539
Total same-center NOI percentage change	1.5%

Malls	156,175	153,756
Associated centers	8,212	8,284
Community centers	4,805	4,636
Offices and other	1,917	1,863
Total same-center NOI (1)	$171,109	$168,539

Percentage Change:
Malls	1.6%
Associated centers	(0.9)%
Community centers	3.6%
Offices and other	2.9%
Total same-center NOI (1)	1.5%

(1) CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). Same-center NOI excludes lease termination income, straight-line rent adjustments, and amortization of above and below market lease intangibles. Same-center NOI is for real estate properties and does not include the results of operations of the Company's subsidiary that provides janitorial, security and maintenance services. We include a property in our same-center pool when we own all or a portion of the property as of March 31, 2014, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ending March 31, 2014. New properties are excluded from same-center NOI, until they meet this criteria. The only properties excluded from the same-center pool that would otherwise meet this criteria are non-core properties, properties under major redevelopment, properties where we intend to renegotiate the terms of the debt secured by the related property and properties included in discontinued operations.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of March 31, 2014 and 2013

Company's Share of Consolidated and Unconsolidated Debt
(Dollars in thousands)

	As of March 31, 2014
	Fixed Rate	Variable Rate	Total
Consolidated debt	$3,887,298	$912,519	$4,799,817
Noncontrolling interests' share of consolidated debt	(86,931)	(5,653)	(92,584)
Company's share of unconsolidated affiliates' debt	651,550	103,096	754,646
Company's share of consolidated and unconsolidated debt	$4,451,917	$1,009,962	$5,461,879
Weighted average interest rate	5.47%	1.72%	4.78%

	As of March 31, 2013
	Fixed Rate	Variable Rate	Total
Consolidated debt	$3,712,645	$967,876	$4,680,521
Noncontrolling interests' share of consolidated debt	(89,079)	—	(89,079)
Company's share of unconsolidated affiliates' debt	658,942	129,784	788,726
Company's share of consolidated and unconsolidated debt	$4,282,508	$1,097,660	$5,380,168
Weighted average interest rate	5.40%	2.39%	4.79%

Debt-To-Total-Market Capitalization Ratio as of March 31, 2014
(In thousands, except stock price)

	Shares Outstanding	Stock Price (1)	Value
Common stock and operating partnership units	199,812	$17.75	$3,546,663
7.375% Series D Cumulative Redeemable Preferred Stock	1,815	250.00	453,750
6.625% Series E Cumulative Redeemable Preferred Stock	690	250.00	172,500
Total market equity			4,172,913
Company's share of total debt			5,461,879
Total market capitalization			$9,634,792
Debt-to-total-market capitalization ratio			56.7%

(1) Stock price for common stock and operating partnership units equals the closing price of the common stock on March 31, 2014. The stock prices for the preferred stocks represent the liquidation preference of each respective series.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of March 31, 2014 and 2013

Reconciliation of Shares and Operating Partnership Units Outstanding
(In thousands)

	Three Months Ended March 31,
2014:	Basic	Diluted
Weighted average shares - EPS	170,196	170,196
Weighted average Operating Partnership units	29,545	29,545
Weighted average shares- FFO	199,741	199,741

2013:
Weighted average shares - EPS	161,540	161,540
Weighted average Operating Partnership units	29,545	29,545
Weighted average shares- FFO	191,085	191,085

Dividend Payout Ratio

	Three Months Ended March 31,
	2014	2013
Weighted average cash dividend per share	$0.25312	$0.23864
FFO as adjusted, per diluted fully converted share	$0.52	$0.53
Dividend payout ratio	48.7%	45.0%

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of March 31, 2014
Consolidated Balance Sheets (Unaudited; in thousands, except share data)

	As of
	March 31, 2014	December 31, 2013
ASSETS
Real estate assets:
Land	$854,711	$858,619
Buildings and improvements	7,069,967	7,125,512
	7,924,678	7,984,131
Accumulated depreciation	(2,069,964)	(2,056,357)
	5,854,714	5,927,774
Developments in progress	157,879	139,383
Net investment in real estate assets	6,012,593	6,067,157
Cash and cash equivalents	56,190	65,500
Receivables:
Tenant, net of allowance for doubtful accounts of $2,251 and $2,379 in 2014 and 2013, respectively	76,111	79,899
Other, net of allowance for doubtful accounts of $1,249 and $1,241 in 2014 and 2013, respectively	19,001	23,343
Mortgage and other notes receivable	30,201	30,424
Investments in unconsolidated affiliates	276,710	277,146
Intangible lease assets and other assets	233,043	242,502
	$6,703,849	$6,785,971

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Mortgage and other indebtedness	$4,799,817	$4,857,523
Accounts payable and accrued liabilities	305,924	333,875
Total liabilities	5,105,741	5,191,398
Commitments and contingencies
Redeemable noncontrolling partnership interests	34,881	34,639
Shareholders' equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized:
7.375% Series D Cumulative Redeemable Preferred Stock, 1,815,000 shares outstanding	18	18
6.625% Series E Cumulative Redeemable Preferred Stock, 690,000 shares outstanding	7	7
Common stock, $.01 par value, 350,000,000 shares authorized, 170,266,206 and 170,048,144 issued and outstanding in 2014 and 2013, respectively	1,703	1,700
Additional paid-in capital	1,967,970	1,967,644
Accumulated other comprehensive income	7,754	6,325
Dividends in excess of cumulative earnings	(568,426)	(570,781)
Total shareholders' equity	1,409,026	1,404,913
Noncontrolling interests	154,201	155,021
Total equity	1,563,227	1,559,934
	$6,703,849	$6,785,971

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of March 31, 2014

Condensed Combined Financial Statements - Unconsolidated Affiliates
(Unaudited; in thousands)

	As of
	March 31, 2014	December 31, 2013
ASSETS:
Investment in real estate assets	$2,227,475	$2,167,227
Accumulated depreciation	(570,764)	(555,174)
	1,656,711	1,612,053
Developments in progress	53,909	103,161
Net investment in real estate assets	1,710,620	1,715,214
Other assets	176,103	168,799
Total assets	$1,886,723	$1,884,013

LIABILITIES:
Mortgage and other indebtedness	$1,478,401	$1,468,422
Other liabilities	41,133	48,203
Total liabilities	1,519,534	1,516,625

OWNERS' EQUITY:
The Company	212,231	213,664
Other investors	154,958	153,724
Total owners' equity	367,189	367,388
Total liabilities and owners’ equity	$1,886,723	$1,884,013

	Three Months Ended March 31,
	2014	2013

Total revenues	$61,821	$60,719
Depreciation and amortization	(18,787)	(19,148)
Operating expenses	(18,181)	(18,752)
Income from operations	24,853	22,819
Interest income	340	339
Interest expense	(18,558)	(19,668)
Net income	$6,635	$3,490

	Company's Share for the Three Months Ended March 31,
	2014	2013

Total revenues	$31,952	$31,670
Depreciation and amortization	(9,861)	(9,948)
Operating expenses	(9,175)	(9,266)
Income from operations	12,916	12,456
Interest income	259	235
Interest expense	(9,491)	(10,072)
Net income	$3,684	$2,619

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months Ended March 31, 2014

The Company presents the ratio of earnings before interest, taxes, depreciation and amortization (EBITDA) to interest because the Company believes that the EBITDA to interest coverage ratio, along with cash flows from operating activities, investing activities and financing activities, provides investors an additional indicator of the Company's ability to incur and service debt.

Ratio of EBITDA to Interest Expense
(Dollars in thousands)

	Three Months Ended March 31,
	2014	2013
EBITDA:
Net income attributable to the Company	$55,294	$30,313

Adjustments:
Depreciation and amortization	69,083	69,056
Depreciation and amortization from unconsolidated affiliates	9,861	9,948
Depreciation and amortization from discontinued operations	—	2,606
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(1,533)	(1,607)
Interest expense	60,506	59,824
Interest expense from unconsolidated affiliates	9,491	10,072
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,311)	(976)
Income and other taxes	1,051	(7)
Gain on extinguishment of debt	(42,660)	—
Loss on impairment	17,150	—
Loss on impairment from discontinued operations	681	—
Abandoned projects	1	2
Net income attributable to noncontrolling interest in earnings of Operating Partnership	7,651	3,491
(Gain) loss on depreciable property	18	(2)
Gain on discontinued operations	(1)	(779)

Company's share of total EBITDA	$185,282	$181,941

Interest Expense:
Interest expense	$60,506	$59,824
Interest expense from unconsolidated affiliates	9,491	10,072
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,311)	(976)
Company's share of total interest expense	$68,686	$68,920

Ratio of EBITDA to Interest Expense	2.70	2.64

Reconciliation of EBITDA to Cash Flows Provided By Operating Activities (In thousands)

	Three Months Ended March 31,
	2014	2013
EBITDA:
Company's share of total EBITDA	$185,282	$181,941
Interest expense	(60,506)	(59,824)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	1,311	976
Income and other taxes	(1,051)	7
Net amortization of deferred financing costs and debt premiums (discounts)	2,234	1,586
Net amortization of intangible lease assets and liabilities	129	(314)
Depreciation and interest expense from unconsolidated affiliates	(19,352)	(20,020)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	1,533	1,607
Noncontrolling interests in earnings of other consolidated subsidiaries	831	6,081
Gains on outparcel sales	(1,154)	(543)
Equity in earnings of unconsolidated affiliates	(3,684)	(2,619)
Distributions of earnings from unconsolidated affiliates	3,035	4,465
Share-based compensation expense	1,974	1,464
Provision for doubtful accounts	1,206	698
Change in deferred tax assets	449	2,661
Changes in operating assets and liabilities	(25,291)	(50,661)
Cash flows provided by operating activities	$86,946	$67,505

Supplemental Financial And Operating Information
As of March 31, 2014

Schedule of Mortgage and Other Indebtedness
(Dollars in thousands )

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
							Fixed	Variable

Operating Properties:
Columbia Place	Columbia, SC	Sep-13		5.45%	$27,265	(a)	$27,265	$—
Mall del Norte	Laredo, TX	Dec-14		5.04%	113,400		113,400	—
The Promenade	D'lberville, MS	Dec-14	Dec-18	1.87%	50,640		—	50,640
Imperial Valley Mall	El Centro, CA	Sep-15		4.99%	50,951		50,951	—
CherryVale Mall	Rockford, IL	Oct-15		5.00%	79,853		79,853	—
Brookfield Square	Brookfield, IL	Nov-15		5.08%	89,553		89,553	—
East Towne Mall	Madison, WI	Nov-15		5.00%	68,106		68,106	—
West Towne Mall	Madison, WI	Nov-15		5.00%	96,199		96,199	—
Eastland Mall	Bloomington, IL	Dec-15		5.85%	59,400		59,400	—
Hickory Point Mall	Decatur, IL	Dec-15		5.85%	28,842		28,842	—
The Outlet Shoppes at Gettysburg	Gettysburg, PA	Feb-16		5.87%	39,239		39,239	—
CoolSprings Crossing	Nashville, TN	Apr-16		4.54%	12,309	(b)	12,309	—
Gunbarrel Pointe	Chattanooga, TN	Apr-16		4.64%	10,962	(c)	10,962	—
Janesville Mall	Janesville, WI	Apr-16		8.38%	3,540		3,540	—
Stroud Mall	Stroud, PA	Apr-16		4.59%	32,928	(d)	32,928	—
York Galleria	York, PA	Apr-16		4.55%	52,588	(e)	52,588	—
Statesboro Crossing	Statesboro, GA	Jun-16	Jun-18	1.95%	11,306		—	11,306
Chapel Hill Mall	Akron, OH	Aug-16		6.10%	68,563		68,563	—
Greenbrier Mall	Chesapeake, VA	Aug-16		5.91%	75,143		75,143	—
Hamilton Place	Chattanooga, TN	Aug-16		5.86%	103,334		103,334	—
Midland Mall	Midland, MI	Aug-16		6.10%	33,719		33,719	—
Chesterfield Mall	St. Louis, MO	Sep-16		5.74%	140,000		140,000	—
Dakota Square Mall	Minot, ND	Nov-16		6.23%	57,400		57,400	—
Southaven Towne Center	Southaven, MS	Jan-17		5.50%	40,707		40,707	—
Cary Towne Center	Cary, NC	Mar-17		8.50%	53,091		53,091	—
Acadiana Mall	Lafayette, LA	Apr-17		5.67%	134,232		134,232	—
Hamilton Corner	Chattanooga, TN	Apr-17		5.67%	15,210		15,210	—
Layton Hills Mall	Layton, UT	Apr-17		5.66%	95,931		95,931	—
The Plaza at Fayette Mall	Lexington, KY	Apr-17		5.67%	39,627		39,627	—
The Shoppes at St. Clair Square	Fairview Heights, IL	Apr-17		5.67%	20,083		20,083	—
EastGate Crossing	Cincinnati, OH	May-17		5.66%	14,947		14,947	—
The Outlet Shoppes at El Paso	El Paso, TX	Dec-17		7.06%	65,214		65,214	—
Kirkwood Mall	Bismarck, ND	Apr-18		5.75%	39,672		39,672	—
Hanes Mall	Winston-Salem, NC	Oct-18		6.99%	153,394		153,394	—
Honey Creek Mall	Terre Haute, IN	Jul-19		8.00%	29,743		29,743	—
Volusia Mall	Daytona Beach, FL	Jul-19		8.00%	51,165		51,165	—
The Terrace	Chattanooga, TN	Jun-20		7.25%	13,895		13,895	—
Burnsville Center	Burnsville, MN	Jul-20		6.00%	77,122		77,122	—
Parkway Place	Huntsville, AL	Jul-20		6.50%	39,222		39,222	—
Valley View Mall	Roanoke, VA	Jul-20		6.50%	60,700		60,700	—
Parkdale Mall & Crossing	Beaumont, TX	Mar-21		5.85%	89,494		89,494	—
EastGate Mall	Cincinnati, OH	Apr-21		5.83%	40,796		40,796	—
Hamilton Crossing & Expansion	Chattanooga, TN	Apr-21		5.99%	10,020		10,020	—
Park Plaza Mall	Little Rock, AR	Apr-21		5.28%	93,354		93,354	—
Wausau Center	Wausau, WI	Apr-21		5.85%	18,687		18,687	—
Fayette Mall	Lexington, KY	May-21		5.42%	174,308		174,308	—
Alamance Crossing - East	Burlington, NC	Jul-21		5.83%	49,172		49,172	—
Asheville Mall	Asheville, NC	Sep-21		5.80%	74,423		74,423	—

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance	Balance
						Fixed	Variable

Cross Creek Mall	Fayetteville, NC	Jan-22		4.54%	133,137	133,137	—
The Outlet Shoppes at Oklahoma City	Oklahoma City, OK	Jan-22		5.73%	57,508	57,508	—
Northwoods Mall	North Charleston, SC	Apr-22		5.08%	71,012	71,012	—
Arbor Place	Douglasville, GA	May-22		5.10%	118,851	118,851	—
CBL Center	Chattanooga, TN	Jun-22		5.00%	20,995	20,995	—
Fashion Square	Saginaw, MI	Jun-22		4.95%	40,445	40,445	—
Jefferson Mall	Louisville, KY	Jun-22		4.75%	69,311	69,311	—
Southpark Mall	Colonial Heights, VA	Jun-22		4.85%	65,263	65,263	—
WestGate Mall	Spartanburg, SC	Jul-22		4.99%	38,600	38,600	—
The Outlet Shoppes at Atlanta	Woodstock, GA	Nov-23		4.90%	79,606	79,606	—
	SUBTOTAL				$3,494,177	$3,432,231	$61,946
Weighted average interest rate					5.48%	5.54%	1.88%

Debt Premiums (Discounts): (f)
Imperial Valley Mall	El Centro, CA	Sep-15		3.75%	$919	$919	$—
Chesterfield Mall	St. Louis, MO	Sep-16		5.96%	(684)	(684)	—
Dakota Square Mall	Minot, ND	Nov-16		5.03%	1,861	1,861	—
The Outlet Shoppes at El Paso	El Paso, TX	Dec-17		4.75%	5,131	5,131	—
Kirkwood Mall	Bismarck, ND	Apr-18		4.25%	2,345	2,345	—
							—
	SUBTOTAL				$9,572	$9,572	$—
Weighted average interest rate					4.50%	4.50%

Total Loans On Operating Properties And Debt Premiums (Discounts)					$3,503,749	$3,441,803	$61,946
Weighted average interest rate					5.47%	5.54%	1.88%

Construction Loan:
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	Aug-16	Aug-18	2.16%	$19,361	$—	$19,361

Operating Partnership Debt:
Unsecured credit facilities:
$600,000 capacity		Nov-15	Nov-16	1.55%	$222,829	$—	$222,829
$100,000 capacity		Feb-16		1.56%	34,000	—	34,000
$600,000 capacity		Nov-16	Nov-17	1.56%	124,383	—	124,383
					$381,212	$—	$381,212

Unsecured term loans:
$50,000 term loan		Feb-18		2.05%	$50,000	$—	$50,000
$400,000 term loan		Jul-18		1.65%	400,000	—	400,000
					$450,000	$—	$450,000
Senior unsecured notes:
Senior unsecured 5.25% notes		Dec-23		5.25%	$450,000	$450,000	$—
Senior unsecured 5.25% notes (discount)		Dec-23		5.25%	(4,505)	(4,505)	—
					$445,495	$445,495	$—

Total Consolidated Debt					$4,799,817	$3,887,298	$912,519
Weighted average interest rate					4.77%	5.51%	1.66%

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance	Balance
						Fixed	Variable

Plus CBL's Share Of Unconsolidated Affiliates' Debt:
Coastal Grand-Myrtle Beach	Myrtle Beach, SC	Oct-14		5.09%	$38,022	$38,022	$—
Gulf Coast Town Center Phase III	Ft. Myers, FL	Jul-15		2.75%	6,121	—	6,121
Hammock Landing Phase I	West Melbourne, FL	Nov-15	Nov-17	2.16%	20,409	—	20,409
Hammock Landing Phase II	West Melbourne, FL	Nov-15	Nov-17	2.41%	7,113	—	7,113
The Pavilion at Port Orange	Port Orange, FL	Nov-15	Nov-17	2.16%	31,136	—	31,136
Oak Park Mall	Overland Park, KS	Dec-15		5.85%	137,850	137,850	—
Triangle Town Center	Raleigh, NC	Dec-15		5.74%	89,156	89,156	—
Fremaux Town Center	Slidell, LA	Mar-16	Mar-18	2.28%	37,586	—	37,586
Renaissance Center Phase I	Durham, NC	Jul-16		5.61%	16,475	16,475	—
Governor's Square	Clarksville, TN	Sep-16		8.23%	9,094	9,094	—
Kentucky Oaks Mall	Paducah, KY	Jan-17		5.27%	11,398	11,398	—
The Shops at Friendly Center	Greensboro, NC	Jan-17		5.90%	20,064	20,064	—
High Pointe Commons	Harrisburg, PA	May-17		5.74%	6,715	6,715	—
Gulf Coast Town Center Phase I	Ft. Myers, FL	Jul-17		5.60%	95,400	95,400	—
High Pointe Commons Phase II	Harrisburg, PA	Jul-17		6.10%	2,677	2,677	—
CoolSprings Galleria	Nashville, TN	Jun-18		6.98%	53,506	53,506	—
York Town Center	York, PA	Feb-22		4.90%	18,193	18,193	—
York Town Center - Pier 1	York, PA	Feb-22		2.91%	731	—	731
West County Center	St. Louis, MO	Dec-22		3.40%	95,000	95,000	—
Friendly Shopping Center	Greensboro, NC	Apr-23		3.48%	50,000	50,000	—
Renaissance Center Phase II	Durham, NC	Apr-23		3.49%	8,000	8,000	—

	SUBTOTAL				$754,646	$651,550	$103,096

Less Noncontrolling Interests' Share Of Consolidated Debt:		Noncontrolling Interest %
The Outlet Shoppes at Gettysburg	Gettysburg, PA	50%		4.99%	$(19,619)	$(19,619)	$—
Statesboro Crossing	Statesboro, GA	50%		1.95%	(5,653)	—	(5,653)
Hamilton Place	Chattanooga, TN	10%		5.86%	(10,333)	(10,333)	—
Hamilton Corner	Chattanooga, TN	10%		5.67%	(1,521)	(1,521)	—
The Outlet Shoppes at El Paso	El Paso, TX	25%		7.06%	(16,303)	(16,303)	—
The Terrace	Chattanooga, TN	8%		7.25%	(1,112)	(1,112)	—
Hamilton Crossing & Expansion	Chattanooga, TN	8%		5.99%	(802)	(802)	—
The Outlet Shoppes at Oklahoma City	Oklahoma City, OK	25%		5.73%	(14,377)	(14,377)	—
CBL Center	Chattanooga, TN	8%		5.00%	(1,680)	(1,680)	—
The Outlet Shoppes at Atlanta	Woodstock, GA	25%		4.90%	(19,901)	(19,901)	—
	SUBTOTAL				$(91,301)	$(85,648)	$(5,653)

Less Noncontrolling Interests' Share Of Debt Premiums: (f)
The Outlet Shoppes at El Paso	El Paso, TX	25%		4.75%	$(1,283)	$(1,283)	$—

Company's Share Of Consolidated And Unconsolidated Debt					$5,461,879	$4,451,917	$1,009,962
Weighted average interest rate					4.78%	5.47%	1.72%

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
							Fixed	Variable

Total Debt of Unconsolidated Affiliates:
Coastal Grand-Myrtle Beach	Myrtle Beach, SC	Oct-14		5.09%	$76,044	(g)	$76,044	$—
Gulf Coast Town Center Phase III	Ft. Myers, FL	Jul-15		2.75%	6,121		—	6,121
Hammock Landing Phase I	West Melbourne, FL	Nov-15	Nov-17	2.16%	40,819		—	40,819
Hammock Landing Phase II	West Melbourne, FL	Nov-15	Nov-17	2.41%	7,113		—	7,113
The Pavilion at Port Orange	Port Orange, FL	Nov-15	Nov-17	2.16%	62,271		—	62,271
Oak Park Mall	Overland Park, KS	Dec-15		5.85%	275,700		275,700	—
Triangle Town Center	Raleigh, NC	Dec-15		5.74%	178,311		178,311	—
Fremaux Town Center	Slidell, LA	Mar-16	Mar-18	2.28%	37,586		—	37,586
Renaissance Center Phase I	Durham, NC	Jul-16		5.61%	32,951		32,951	—
Governor's Square	Clarksville, TN	Sep-16		8.23%	19,144		19,144	—
Kentucky Oaks Mall	Paducah, KY	Jan-17		5.27%	22,797		22,797	—
The Shops at Friendly Center	Greensboro, NC	Jan-17		5.90%	40,127		40,127	—
High Pointe Commons	Harrisburg, PA	May-17		5.74%	13,429		13,429	—
Gulf Coast Town Center Phase I	Ft. Myers, FL	Jul-17		5.60%	190,800		190,800	—
High Pointe Commons Phase II	Harrisburg, PA	Jul-17		6.10%	5,355		5,355	—
CoolSprings Galleria	Nashville, TN	Jun-18		6.98%	107,013		107,013	—
York Town Center	York, PA	Feb-22		4.90%	36,387		36,387	—
York Town Center - Pier 1	York, PA	Feb-22		2.91%	1,463		—	1,463
West County Center	St. Louis, MO	Dec-22		3.40%	190,000		190,000	—
Friendly Shopping Center	Greensboro, NC	Apr-23		3.48%	100,000		100,000	—
Renaissance Center Phase II	Durham, NC	Apr-23		3.49%	16,000		16,000	—
					$1,459,431		$1,304,058	$155,373
Weighted average interest rate					4.95%		5.27%	2.23%

(a)
The lender notified the Company in the first quarter of 2012 that the loan had been placed in default. The lender receives the net operating cash flows of the property each month in lieu of scheduled monthly mortgage payments. The foreclosure process is expected to be complete in the second quarter of 2014.

(b)
The Company has an interest rate swap on a notional amount of $12,309, amortizing to $11,313 over the term of the swap, related to CoolSprings Crossing to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate. The swap terminates in April 2016.

(c)
The Company has an interest rate swap on a notional amount of $10,962, amortizing to $10,083 over the term of the swap, related to Gunbarrel Point to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate. The swap terminates in April 2016.

(d)
The Company has an interest rate swap on a notional amount of $32,928, amortizing to $30,276 over the term of the swap, related to Stroud Mall to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate. The swap terminates in April 2016.

(e)
The Company has an interest rate swap on a notional amount of $52,588, amortizing to $48,337 over the term of the swap, related to York Galleria to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate. The swap terminates in April 2016.

(f)					The weighted average interest rates used for debt premiums (discounts) reflect the market interest rate in effect as of the assumption of the related debt.
(g)
Represents a first mortgage securing the property. In addition to the first mortgage, there is also $18,000 of B-notes that are payable to the Company and its joint venture partner, each of which hold $9,000.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of March 31, 2014

Schedule of Maturities of Mortgage and Other Indebtedness
(Dollars in thousands )

Based on Maturity Dates As Though All Extension Options Available Have Been Exercised:

Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total
2014	$140,665	$38,022	$—	$178,687	3.27%
2015	472,904	233,127	—	706,031	12.93%
2016	886,554	25,569	(29,952)	882,171	16.15%
2017	603,425	194,912	(17,824)	780,513	14.29%
2018	724,373	91,092	(5,653)	809,812	14.83%
2019	80,908	—	—	80,908	1.48%
2020	190,939	—	(1,112)	189,827	3.48%
2021	550,254	—	(802)	549,452	10.06%
2022	615,122	113,924	(16,057)	712,989	13.05%
2023	529,606	58,000	(19,901)	567,705	10.39%
Face Amount of Debt	4,794,750	754,646	(91,301)	5,458,095	99.93%
Net Premiums on Debt	5,067	—	(1,283)	3,784	0.07%
Total	$4,799,817	$754,646	$(92,584)	$5,461,879	100.00%

Based on Original Maturity Dates:

Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total
2014	$191,305	$38,022	$—	$229,327	4.20%
2015	695,733	291,785	—	987,518	18.08%
2016	818,775	63,155	(35,605)	846,325	15.50%
2017	479,042	136,254	(17,824)	597,472	10.94%
2018	643,066	53,506	—	696,572	12.75%
2019	80,908	—	—	80,908	1.48%
2020	190,939	—	(1,112)	189,827	3.48%
2021	550,254	—	(802)	549,452	10.06%
2022	615,122	113,924	(16,057)	712,989	13.05%
2023	529,606	58,000	(19,901)	567,705	10.39%
Face Amount of Debt	4,794,750	754,646	(91,301)	5,458,095	99.93%
Net Premiums on Debt	5,067	—	(1,283)	3,784	0.07%
Total	$4,799,817	$754,646	$(92,584)	$5,461,879	100.00%

Unsecured Debt Covenant Compliance Ratios	Required	Actual
Debt to total asset value	<60%	51.0%
Unencumbered asset value to unsecured indebtedness	>1.60x	2.21x
Unencumbered NOI to unsecured interest expense	>1.75x	5.26x
EBITDA to fixed charges (debt service)	>1.50x	2.22x

Senior Unsecured 5.25% Notes Compliance Ratios	Required	Actual
Total debt to total assets	< 60%	55.1%
Secured debt to total assets	< 45%	39.7%
Total unencumbered assets to unsecured debt	> 150%	224.7%
Consolidated income available for debt service to annual debt service charge	> 1.50x	3.28x

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months Ended March 31, 2014
Mall Portfolio Statistics

TIER 1 Sales > $375.00 per square foot
Property	Location	Total GLA	Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI Q1 2014
			3/31/14	3/31/13	3/31/14	3/31/13
Acadiana Mall	Lafayette, LA	993,970
CoolSprings Galleria (2)	Nashville, TN	1,113,766
Cross Creek Mall	Fayetteville, NC	1,019,533
Dakota Square Mall	Minot, ND	813,251
Fayette Mall (2)	Lexington, KY	1,184,008
Friendly Center	Greensboro, NC	1,110,635
Hamilton Place	Chattanooga, TN	1,162,034
Imperial Valley Mall	El Centro, CA	825,806
Kirkwood Mall	Bismarck, ND	849,489
Mall del Norte	Laredo, TX	1,168,309
Oak Park Mall	Overland Park, KS	1,607,041
Park Plaza	Little Rock, AR	540,856
St. Clair Square	Fairview Heights, IL	1,077,319
Sunrise Mall	Brownsville, TX	750,788
The Outlet Shoppes at El Paso	El Paso, TX	378,955
West County Center	Des Peres, MO	1,207,636
West Towne Mall	Madison, WI	828,865
Total Tier 1 Malls		16,632,261	$444	$463	96.1%	95.1%	32.3%

TIER 2 Sales of $300.01 to $375.00 per square foot
Property	Location	Total GLA	Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI Q1 2014
			03/31/14	03/31/13	3/31/14	3/31/13
Arbor Place	Douglasville, GA	1,163,480
Asheville Mall	Asheville, NC	971,520
Brookfield Square	Brookfield, WI	1,020,962
Burnsville Center	Burnsville, MN	1,042,685
CherryVale Mall	Rockford, IL	844,777
Coastal Grand - Myrtle Beach	Myrtle Beach, SC	1,038,524
East Towne Mall	Madison, WI	796,439
EastGate Mall	Cincinnati, OH	850,759
Eastland Mall	Bloomington, IL	760,443
Frontier Mall	Cheyenne, WY	525,735
Governor's Square	Clarksville, TN	737,241
Greenbrier Mall	Chesapeake, VA	898,129
Hanes Mall	Winston-Salem, NC	1,505,319
Harford Mall	Bel Air, MD	505,415
Honey Creek Mall	Terre Haute, IN	677,246
Jefferson Mall	Louisville, KY	903,149
Laurel Park Place	Livonia, MI	490,091
Layton Hills Mall	Layton, UT	636,685
Northpark Mall	Joplin, MO	955,561
Northwoods Mall	Charleston, SC	772,567

Mall Portfolio Statistics (continued)

TIER 2 Sales of $300.01 to $375.00 per square foot
Property	Location	Total GLA	Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI Q1 2014
			03/31/14	03/31/13	3/31/14	3/31/13
Old Hickory Mall	Jackson, TN	538,990
Parkdale Mall	Beaumont, TX	1,247,387
Parkway Place	Huntsville, AL	648,210
Post Oak Mall	College Station, TX	774,921
Richland Mall	Waco, TX	685,317
South County Center	St. Louis, MO	1,018,856
Southaven Towne Center	Southaven, MS	567,640
Southpark Mall	Colonial Heights, VA	658,502
The Outlet Shoppes at Atlanta (3)	Woodstock, GA	371,098
The Outlet Shoppes at Oklahoma City (4)	Oklahoma City, OK	376,422
Turtle Creek Mall	Hattiesburg, MS	845,665
Valley View Mall	Roanoke, VA	844,100
Volusia Mall	Daytona Beach, FL	1,071,516
Westmoreland Mall	Greensburg, PA	999,345
York Galleria	York, PA	764,660
Total Tier 2 Malls		28,509,356	$338	$346	92.4%	93.1%	44.4%

TIER 3 Sales < $300.01 per square foot
Property	Location	Total GLA	Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI Q1 2014
			03/31/14	03/31/13	3/31/14	3/31/13
Alamance Crossing	Burlington, NC	874,811
Bonita Lakes Mall	Meridian, MS	631,958
Cary Towne Center	Cary, NC	917,071
Chesterfield Mall (2)	Chesterfield, MO	1,286,409
College Square	Morristown, TN	485,417
Fashion Square	Saginaw, MI	748,381
Foothills Mall	Maryville, TN	464,222
Hickory Point Mall	Decatur, IL	812,661
Janesville Mall	Janesville, WI	614,593
Kentucky Oaks Mall	Paducah, KY	1,022,755
Lakeshore Mall	Sebring, FL	490,125
Meridian Mall	Lansing, MI	951,762
Mid Rivers Mall	St. Peters, MO	1,089,034
Midland Mall	Midland, MI	468,314
Monroeville Mall (2)	Pittsburg, PA	1,028,298
Northgate Mall (2)	Chattanooga, TN	728,595
Pearland Town Center	Pearland, TX	644,708
Randolph Mall	Asheboro, NC	381,293
Regency Mall	Racine, WI	789,480
River Ridge Mall	Lynchburg, VA	764,243

Mall Portfolio Statistics (continued)

TIER 3 Sales < $300.01 per square foot
Property	Location	Total GLA	Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI Q1 2014
			03/31/14	03/31/13	3/31/14	3/31/13
Stroud Mall	Stroudsburg, PA	398,146
The Lakes Mall	Muskegon, MI	589,689
The Outlet Shoppes at Gettysburg	Gettysburg, PA	249,937
Walnut Square	Dalton, GA	495,331
Wausau Center	Wausau, WI	423,583
WestGate Mall	Spartanburg, SC	953,946
Total Tier 3 Malls		18,304,762	$265	$276	88.7%	88.1%	20.3%

Total Mall Portfolio		63,446,379	$351	$363	92.3%	91.8%	96.9%

Non-Core/Lender Malls
Property	Location	Total GLA	Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI Q1 2014
			03/31/14	03/31/13	3/31/14	3/31/13
Chapel Hill Mall	Akron, OH	862,062
Columbia Place	Columbia, SC	1,027,756
Gulf Coast Town Center	Ft. Myers, FL	1,235,209
Madison Square	Huntsville, AL	928,556
Triangle Town Center	Raleigh, NC	1,263,891
Total Non-Core/Lender Malls		5,317,474	N/A	N/A	N/A	N/A	3.1%

(1)	Represents same-store sales per square foot for mall tenants 10,000 square feet or less for stabilized malls.
(2)	Properties are under redevelopment in 2014. The Fayette Mall redevelopment project only includes the former Sears building.
(3)	The Outlet Shoppes at Atlanta opened in July 2013 and is excluded from Sales Per Square Foot. It is included in Tier 2 based on a projection of 12-month sales.
(4)	The Outlet Shoppes at Oklahoma City is non-stabilized and is excluded from Sales Per Square Foot.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months Ended March 31, 2014

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

Property Type	Square Feet	Prior Gross Rent PSF	New Initial Gross Rent PSF	% Change Initial	New Average Gross Rent PSF (2)	% Change Average
All Property Types (1)	603,064	$39.48	$42.17	6.8%	$43.25	9.5%
Stabilized malls	547,817	40.92	43.68	6.7%	44.81	9.5%
New leases	129,595	34.98	45.31	29.5%	48.11	37.5%
Renewal leases	418,222	42.77	43.17	0.9%	43.79	2.4%

Total Leasing Activity

Square Feet
Operating portfolio:
New leases	289,908
Renewal leases	827,375
Development portfolio:
New leases	299,696
Total leased	1,416,979

Average Annual Base Rents Per Square Foot (3) By Property Type For Small Shop Space Less Than 10,000 Square Feet

	As of March 31,
	2014	2013
Same-center stabilized malls	$30.32	$29.94
Stabilized malls	30.32	29.42
Non-stabilized malls	24.58	23.02
Associated centers	12.42	11.91
Community centers	15.81	15.67
Office buildings	19.52	19.31

(1)	Includes stabilized malls, associated centers, community centers and other.

(2)	Average Gross Rent does not incorporate allowable future increases for recoverable common area expenses.

(3)	Average annual base rents per square foot are based on contractual rents in effect as of March 31, 2014, including the impact of any rent concessions.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months Ended March 31, 2014

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet
For the Three Months Ended March 31, 2014 Based on Commencement Date

	Number of Leases	Square Feet	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread
Commencement 2014:
New	124	347,120	8.44	$46.20	$48.91	$35.66	$10.54	29.6%	$13.25	37.2%
Renewal	383	1,166,748	4.10	38.18	39.05	36.07	2.11	5.8%	2.98	8.3%

Commencement 2014 Total	507	1,513,868	5.16	$40.02	$41.31	$35.97	$4.05	11.3%	$5.34	14.8%

Commencement 2015:
New	10	18,630	8.52	$60.20	$64.64	$44.62	$15.58	34.9%	$20.02	44.9%
Renewal	50	154,431	4.17	42.48	43.03	40.30	2.18	5.4%	2.73	6.8%

Commencement 2015 Total	60	173,061	4.89	$44.39	$45.35	$40.76	$3.63	8.9%	$4.59	11.3%

Total 2014/2015	567	1,686,929	5.13	$40.46	$41.72	$36.47	$3.99	10.9%	$5.25	14.4%

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of March 31, 2014

Top 25 Tenants Based On Percentage Of Total Annual Revenues

	Tenant	Number of Stores		Square Feet	Percentage of Total Annualized Revenues
1	Limited Brands, LLC	158	(1)	815,838	3.26%
2	Foot Locker, Inc.	141		584,784	2.34%
3	Ascena Retail Group, Inc.	179	(2)	896,610	2.11%
4	AE Outfitters Retail Company	84		504,812	2.08%
5	The Gap, Inc.	69		767,111	1.67%
6	Signet Jewelers Limited	106	(3)	200,749	1.65%
7	Genesco Inc.	191	(4)	298,944	1.63%
8	Dick's Sporting Goods, Inc.	25	(5)	1,394,109	1.55%
9	JC Penney Company, Inc.	71	(6)	8,168,404	1.45%
10	Aeropostale, Inc.	94		343,304	1.31%
11	Abercrombie & Fitch, Co.	59		395,863	1.31%
12	Luxottica Group, S.P.A.	126	(7)	275,222	1.26%
13	Zale Corporation	119		123,802	1.20%
14	Express Fashions	45		363,947	1.19%
15	Finish Line, Inc.	63		329,682	1.18%
16	Charlotte Russe Holding, Inc.	51		342,952	1.12%
17	Forever 21 Retail, Inc.	23		417,454	1.00%
18	The Buckle, Inc.	50		254,020	0.98%
19	Best Buy Co., Inc.	63	(8)	519,556	0.95%
20	New York & Company, Inc.	42		285,666	0.95%
21	Sun Capital Partners, Inc.	45	(9)	623,241	0.89%
22	Claire's Stores, Inc.	113		139,002	0.82%
23	The Children's Place Retail Stores, Inc.	61		267,256	0.82%
24	Barnes & Noble Inc.	19		579,099	0.77%
25	Shoe Show, Inc.	48		554,732	0.73%
		2,045		19,446,159	34.22%

(1)	Limited Brands, LLC operates Victoria's Secret and Bath & Body Works.
(2)	Ascena Retail Group, Inc. operates Justice, dressbarn, maurices, Lane Bryant and Catherines.
(3)	Signet Jewelers Limited operates Kay Jewelers, Marks & Morgan, JB Robinson, Shaw's Jewelers, Osterman's Jewelers, LeRoy's Jewelers, Jared Jewelers, Belden Jewelers and Rogers Jewelers.
(4)	Genesco Inc. operates Journey's, Underground by Journey's, Hat World, Lids, Hat Zone, and Cap Factory stores.
(5)	Dick's Sporting Goods, Inc. operates Dick's Sporting Goods, Field & Stream and Golf Galaxy stores.
(6)	JC Penney Company, Inc. owns 33 of these stores and is closing three leased stores and one owned store in 2014.
(7)	Luxottica Group, S.P.A. operates Lenscrafters, Sunglass Hut, and Pearle Vision.
(8)	Best Buy Co., Inc. operates Best Buy and Best Buy Mobile.
(9)	Sun Capital Partners, Inc. operates Gordmans, Limited Stores, Fazoli's Restaurants, Smokey Bones, Johnny Rockets and Bar Louie Restaurants.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months Ended March 31, 2014

Capital Expenditures
(In thousands)

	Three Months Ended March 31,
	2014	2013

Tenant allowances	$11,412	$8,498

Renovations	1,805	2,386

Deferred maintenance:
Parking lot and parking lot lighting	1,294	190
Roof repairs and replacements	232	465
Other capital expenditures	2,349	1,322
Total deferred maintenance expenditures	3,875	1,977

Total capital expenditures	$17,092	$12,861

The capital expenditures incurred for maintenance such as parking lot repairs, parking lot lighting and roofs are classified as deferred maintenance expenditures. These expenditures are billed to tenants as common area maintenance expense and the majority is recovered over a five to fifteen year period. Renovation capital expenditures are for remodelings and upgrades to enhance our competitive position in the market area. A portion of these expenditures covering items such as new floor coverings, painting, lighting and new seating areas are also recovered through tenant billings. The costs of other items such as new entrances, new ceilings and skylights are not recovered from tenants. We estimate that 30% of our renovation expenditures are recoverable from our tenants over a ten to fifteen year period. The third category of capital expenditures is tenant allowances, sometimes made to third-generation tenants. Tenant allowances are recovered through minimum rents from the tenants over the term of the lease.

Deferred Leasing Costs Capitalized
(In thousands)

	2014	2013
Quarter ended:
March 31,	$773	$461
June 30,		356
September 30,		734
December 31,		876
	$773	$2,427

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of March 31, 2014

Property Opened During the Three Months Ended March 31, 2014
(Dollars in thousands)

Property	Location	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	Opening Date	Initial Unleveraged Yield
Community Center:
Fremaux Town Center - Phase I (3)	Slidell, LA	340,136	$55,568	$55,328	March-14	8.3%

Properties Under Development at March 31, 2014
(Dollars in thousands)

Property	Location	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	Expected Opening Date	Initial Unleveraged Yield
Mall/Outlet Center Expansions:
The Outlet Shoppes at El Paso - Phase II (4)	El Paso, TX	44,014	$7,663	$2,526	Fall-14	12.2%
The Outlet Shoppes at Oklahoma City - Phase III (4)	Oklahoma City, OK	18,182	3,713	476	August-14	12.8%
Parkdale Mall - shops	Beaumont, TX	6,500	1,405	565	September-14	10.4%
		68,696	$12,781	$3,567
Outlet Center:
The Outlet Shoppes of the Bluegrass (3)	Simpsonville, KY	374,623	$79,214	$50,441	August-14	10.8%

Community Center Expansion:
Hammock Landing - Carmike (5)	West Melbourne, FL	47,000	$12,371	$4,394	July-14	7.4%

Associated Center Redevelopment:
West Towne Crossing - Nordstrom Rack	Madison, WI	30,750	$5,693	$3,643	Fall-14	10.3%

Mall Redevelopment:
Fayette Mall - Sears Redevelopment	Lexington, KY	114,532	$72,568	$31,513	Fall-14/ Spring-15	7.3%
Northgate Mall - Burlington	Chattanooga, TN	63,000	7,554	1,957	Fall-14	7.4%
College Square - Longhorn Steakhouse & T.J. Maxx	Morristown, TN	30,271	3,229	2,607	April-14	10.0%
Monroeville Mall - Dick's Sporting Goods	Pittsburgh, PA	86,000	9,186	953	November-14	8.9%
		293,803	$92,537	$37,030

Total Properties Under Development		814,872	$202,596	$99,075

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of March 31, 2014

Shadow Pipeline of Properties Under Development at March 31, 2014
(Dollars in thousands)
Property	Location	Total Project Square Feet	Estimated Total Cost (1)	Expected Opening Date	Initial Unleveraged Yield
Community Centers:
Fremaux Town Center - Phase II (3)	Slidell, LA	265,000	$30,000 - $40,000	2015	9% - 10%
Parkway Plaza	Fort Oglethorpe, GA	134,100	$17,000 - $17,500	Spring 2015	8% - 9%
		399,100	$47,000 - $47,500

Mall Redevelopment:
CoolSprings Galleria - Sears Redevelopment	Nashville, TN	175,000	$50,000 - $60,000	2015/2016	7.0%

Total Shadow Pipeline		574,100	$97,000 - $107,500

(1)	Total Cost is presented net of reimbursements to be received.
(2)	Cost to Date does not reflect reimbursements until they are received.
(3)	This property is a 65/35 joint venture. Total cost and cost to date are reflected at 100%
(4)	This property is a 75/25 joint venture. Total cost and cost to date are reflected at 100%
(5)	This property is a 50/50 joint venture. Total cost and cost to date are reflected at 100%